UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 27, 2007

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, the Company's Board of Directors promoted Robert J. Kot, General Manager of MTI Instruments, Inc. to Vice President and General Manager.

On March 27, 2007, Mechanical Technology Incorporated ("the Company") and Robert Kot, General Manager of MTI Instruments, Inc. ("MTII"), a wholly-owned subsidiary, entered into a new employment agreement (the "Agreement") which provides for the following: 1) an annual salary of $175,000 effective retroactive to December 6, 2006; 2) eligibility for an annual bonus of $30,000 per year based on achieving annual revenue and profit goals; 3) eligibility for an additional bonus of $10,000 per year if annual revenue and profit goals are exceeded by at least 10%; d) a grant of 75,000 Company stock options at the price per share on the date of grant that will vest as follows: a) options for 25,000 shares will vest immediately; b) options for 35,000 shares shall vest as to 12,500 shares on the first anniversary of the grant date and on each quarterly anniversary thereafter (i.e., starting June 2008), assuming that Compensation Committee of the MTI Board determines that MTII met its 2007 annual revenue and profits goals; c) options for 15,000 shares shall vest as to 3,750 shares on the first anniversary of the grant date and on each quarterly anniversary thereafter(i.e., starting June 2008), assuming that Compensation Committee of the MTI Board determines that MTII exceeded its 2007 annual revenue and profits goals by at least 10%.

The Agreement also provides that if Mr. Kot is terminated without cause, he shall receive 100% of his regular base salary and health insurance benefits for four months.

Mr. Kot was granted a bonus of $30,000 in connection with his 2006 performance.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.147 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.147	Employment Agreement dated March 27, 2007 between Robert Kot and MTI Instruments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY INCORPORATED

Date: March 28, 2007	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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